UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

American Metals Recovery and Recycling Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-168089

(State or other jurisdiction of incorporation)

(Commission File Number)

61 Broadway, 32nd Floor

New York, NY 10006

 (Address of Principal Executive Office)

N/A

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (917) 289-1998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 22, 2014, American Metals Recovery and Recycling Inc., a Nevada Corporation (the “Company”), approve the issuance (i) to Gordon Muir, the Company’s current Chief Executive Officer, Chairman, and Chief Financial Officer, 500,000 shares of the Company’s newly designated Series A Preferred Stock (as described in Item 5.03 of this Current Report on Form 8-K) in consideration of his past services to the Company, and (ii) to Gordon Muir’s spouse, 100,000 shares of the Company’s newly designated Series A Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 3.02.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2014, the Company filed a Certificate of Designation (the “Certificate of Designation”) of Series A Preferred Stock with the Secretary of State of Nevada. Pursuant to the Certificate of Designation:

•	5,000,000 shares of preferred stock were designated Series A Preferred Stock (the “Series A Preferred Stock”), which Series A Preferred Stock holds no conversion rights or rights to dividends.

•

The Series A Preferred Stock will vote as a single class with the common stock and the holders of the Series A Preferred Stock will have the number of votes equal to 10 times the number of shares of Series A Preferred Stock.

•

Upon liquidation, the holders of the Series A Preferred Stock will have the right to receive, prior to any distribution with respect to the common stock, the Stated Value (plus any other fees or liquidated damages payable thereon).

The foregoing summary of the Certificate of Designation is not complete, and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Certificate of Designation for a complete understanding of the terms and conditions therein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock dated August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Metals Recovery and Recycling Inc.

/s/ Gordon Muir

Gordon Muir

Chief Executive Officer

Date: August 27, 2014